PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 3RD QUARTER 2019 EARNINGS

•	3RD QUARTER GAAP NET INCOME OF $0.47 PER COMMON SHARE

•	3RD QUARTER CORE EARNINGS(1) OF $0.50 PER COMMON SHARE

•	GAAP BOOK VALUE OF $16.38 PER COMMON SHARE
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the third quarter ended September 30, 2019. The Company’s GAAP net income for the third quarter was $88 million or $0.47 per common share. Core earnings(1) for the third quarter ended September 30, 2019 was $94 million or $0.50 per common share. Economic return on book value for the third quarter was 3.9%(2).

“During the third quarter, we sponsored three loan securitizations and purchased $1.1 billion in loans for our investment portfolio,” said Matthew Lambiase, Chimera’s CEO and President. “Chimera continues to deliver solid performance for our shareholders with total economic return of 12.5% for the first nine months of 2019.”

(1) Core earnings is a non-GAAP measure. See additional discussion on page 5.
(2) Economic return on book value is based on the change in GAAP book value per common share plus the dividend declared per common share.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	September 30, 2019	December 31, 2018
Cash and cash equivalents	$160,894	$47,486
Non-Agency RMBS, at fair value	2,649,834	2,486,130
Agency MBS, at fair value	11,615,323	12,188,950
Loans held for investment, at fair value	13,101,728	12,572,581
Accrued interest receivable	125,601	123,442
Other assets	973,681	252,582
Derivatives, at fair value, net	5,228	37,468
Total assets (1)	$28,632,289	$27,708,639
Liabilities:
Repurchase agreements ($17.0 billion and $15.8 billion pledged as collateral, respectively)	$15,002,106	$14,030,465
Securitized debt, collateralized by Non-Agency RMBS ($612 million and $1.0 billion pledged as collateral, respectively)	139,163	159,955
Securitized debt at fair value, collateralized by loans held for investment ($11.5 billion and $12.3 billion pledged as collateral, respectively)	7,800,786	8,455,376
Payable for investments purchased	1,484,572	1,136,157
Accrued interest payable	81,232	110,402
Dividends payable	98,006	95,986
Accounts payable and other liabilities	31,380	16,469
Total liabilities (1)	$24,637,245	$24,004,810

Commitments and Contingencies (See Note 15)

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 and 0 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	—
Common stock: par value $0.01 per share; 500,000,000 and 300,000,000 shares authorized, 187,158,540 and 187,052,398 shares issued and outstanding, respectively	1,872	1,871
Additional paid-in-capital	4,274,721	4,072,093
Accumulated other comprehensive income	769,070	626,832
Cumulative earnings	3,662,722	3,379,489
Cumulative distributions to stockholders	(4,713,713)	(4,376,748)
Total stockholders' equity	$3,995,044	$3,703,829
Total liabilities and stockholders' equity	$28,632,289	$27,708,639
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of September 30, 2019 and December 31, 2018, total assets of consolidated VIEs were $12,356,439 and $13,392,951, respectively, and total liabilities of consolidated VIEs were $7,972,942 and $8,652,158, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net interest income:
Interest income (1)	$330,144	$321,715	$1,020,448	$925,282
Interest expense (2)	188,551	174,671	589,611	485,189
Net interest income	141,593	147,044	430,837	440,093
Other-than-temporary impairments:
Total other-than-temporary impairment losses	—	(772)	(801)	(1,871)
Portion of loss recognized in other comprehensive income	—	(6,461)	(4,052)	(15,651)
Net other-than-temporary credit impairment losses	—	(7,233)	(4,853)	(17,522)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	31,620	71,197	(189,865)	178,511
Realized gains (losses) on terminations of interest rate swaps	(148,114)	—	(351,372)	—
Net realized gains (losses) on derivatives	(20,178)	2,881	(37,151)	14,573
Net gains (losses) on derivatives	(136,672)	74,078	(578,388)	193,084
Net unrealized gains (losses) on financial instruments at fair value	130,825	(34,306)	522,386	(38,204)
Net realized gains (losses) on sales of investments	1,596	(6,123)	2,673	(3,956)
Gains (losses) on extinguishment of debt	—	9,263	(608)	19,320
Total other gains (losses)	(4,251)	42,912	(53,937)	170,244

Other expenses:
Compensation and benefits	12,191	8,642	38,675	25,741
General and administrative expenses	6,528	5,576	18,569	16,351
Servicing fees	8,881	9,766	27,125	31,044
Transaction expenses	3,415	1,411	4,289	5,168
Total other expenses	31,015	25,395	88,658	78,304
Income (loss) before income taxes	106,327	157,328	283,389	514,511
Income taxes	1	7	156	76
Net income (loss)	$106,326	$157,321	$283,233	$514,435

Dividends on preferred stock	18,438	9,960	54,267	28,760

Net income (loss) available to common shareholders	$87,888	$147,361	$228,966	$485,675

Net income (loss) per share available to common shareholders:
Basic	$0.47	$0.79	$1.22	$2.59
Diluted	$0.47	$0.79	$1.22	$2.59

Weighted average number of common shares outstanding:
Basic	187,158,167	187,006,777	187,141,377	187,182,932
Diluted	188,440,171	187,584,958	188,331,109	187,705,831

(1) Includes interest income of consolidated VIEs of $192,622 and $223,948 for the quarters ended September 30, 2019 and 2018, respectively and $600,436 and $688,720 for the nine months ended September 30, 2019 and 2018.

(2) Includes interest expense of consolidated VIEs of $82,234 and $99,622 for the quarters ended September 30, 2019 and 2018, respectively and $260,790 and $298,744 for the nine months ended September 30, 2019 and 2018.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Comprehensive income (loss):
Net income (loss)	$106,326	$157,321	$283,233	$514,435
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	29,980	(50,728)	115,198	(181,885)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	—	7,233	4,853	17,522
Reclassification adjustment for net realized losses (gains) included in net income	—	(220)	22,187	(4,603)
Other comprehensive income (loss)	29,980	(43,715)	142,238	(168,966)
Comprehensive income (loss) before preferred stock dividends	$136,306	$113,606	$425,471	$345,469
Dividends on preferred stock	$18,438	$9,960	$54,267	$28,760
Comprehensive income (loss) available to common stock shareholders	$117,868	$103,646	$371,204	$316,709

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and expenses incurred in relation to securitizations. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense.

As defined, core earnings include interest income and expense as well as periodic cash settlements on interest rate swaps used to hedge interest rate risk and other expenses. Core earnings is inclusive of preferred dividend charges, compensation and benefits (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing fees, as well as income tax expenses incurred during the period. Management believes that the presentation of core earnings provides investors with a useful measure, but has important limitations. We believe core earnings as described above helps us evaluate our financial performance period over period without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating core earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported core earnings may not be comparable to the core earnings reported by other REITs.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts. Certain prior period amounts have been reclassified to conform to the current period's presentation.

	For the Quarters Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$87,888	$40,322	$100,755	$(117,235)	$147,361
Adjustments:
Net other-than-temporary credit impairment losses	—	—	4,853	4,269	7,233
Net unrealized (gains) losses on derivatives	(31,620)	132,171	89,315	319,673	(71,197)
Net unrealized (gains) losses on financial instruments at fair value	(130,825)	(190,748)	(200,812)	(84,836)	34,306
Net realized (gains) losses on sales of investments	(1,596)	7,526	(8,603)	(1,213)	6,123
(Gains) losses on extinguishment of debt	—	608	—	(7,055)	(9,263)
Realized (gains) losses on terminations of interest rate swaps	148,114	95,211	108,046	—	—
Net realized (gains) losses on Futures (1)	19,138	13,544	12,579	(4,320)	(2,799)
Transaction expenses	3,415	812	62	4,441	1,411
Stock Compensation expense for retirement eligible awards	(145)	(144)	1,533	99	—
Core Earnings	$94,369	$99,302	$107,728	$113,823	$113,175

GAAP net income per basic common share	$0.47	$0.22	$0.54	$(0.63)	$0.79
Core earnings per basic common share (2)	$0.50	$0.53	$0.58	$0.61	$0.60

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at September 30, 2019 and December 31, 2018.

	September 30, 2019
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,105,577	$52.82	$83.21	5.0%	20.5%
Senior, interest-only	7,795,886	3.97	3.81	1.0%	7.9%
Subordinated	808,647	62.97	72.96	3.8%	7.5%
Subordinated, interest-only	195,807	4.62	5.58	0.9%	15.1%
Agency MBS
Residential pass-through	7,790,386	102.32	104.46	4.0%	3.2%
Commercial pass-through	3,031,643	101.90	108.80	3.7%	3.5%
Interest-only	3,206,236	5.70	5.58	1.1%	3.9%
(1) Bond Equivalent Yield at period end.

	December 31, 2018
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,386,049	$53.40	$81.44	5.0%	19.5%
Senior, interest-only	5,667,198	5.06	4.50	1.2%	8.4%
Subordinated	394,037	56.60	70.16	4.0%	9.9%
Subordinated, interest-only	221,549	4.48	5.26	1.1%	16.4%
Agency MBS
Residential pass-through	8,984,249	102.47	102.12	4.0%	3.6%
Commercial pass-through	2,895,679	101.98	99.50	3.6%	3.4%
Interest-only	3,028,572	4.49	4.40	0.8%	4.3%
(1) Bond Equivalent Yield at period end.

At September 30, 2019 and December 31, 2018, the repurchase agreements collateralized by MBS and Loans held for investment had the following remaining maturities.

	September 30, 2019	December 31, 2018
	(dollars in thousands)
Overnight	$35,252	$—
1 to 29 days	10,204,493	6,326,232
30 to 59 days	1,236,687	4,620,656
60 to 89 days	619,035	1,504,695
90 to 119 days	120,465	169,244
Greater than or equal to 120 days	2,786,174	1,409,638
Total	$15,002,106	$14,030,465

The following table summarizes certain characteristics of our portfolio at September 30, 2019 and December 31, 2018.

	September 30, 2019	December 31, 2018
Interest earning assets at period-end (1)	$27,366,885	$27,247,661
Interest bearing liabilities at period-end	$22,942,055	$22,645,796
GAAP Leverage at period-end	5.7:1	6.1:1
GAAP Leverage at period-end (recourse)	3.8:1	3.8:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	6.3%	4.7%
Senior	3.1%	2.8%
Senior, interest only	1.2%	1.1%
Subordinated	2.0%	0.8%
Subordinated, interest only	0.0%	0.0%
RMBS transferred to consolidated VIEs	1.3%	2.1%
Agency MBS	43.8%	46.7%
Residential	31.1%	35.0%
Commercial	12.0%	11.2%
Interest-only	0.7%	0.5%
Loans held for investment	48.6%	46.5%
Fixed-rate percentage of portfolio	95.9%	95.8%
Adjustable-rate percentage of portfolio	4.1%	4.2%
(1) Excludes cash and cash equivalents.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized (Gains) Losses on Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Net Realized Gains (Losses) on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended September 30, 2019	$330,144	$188,551	$963	$189,514	$141,593	$(963)	$(2,465)	$138,165
For the Quarter Ended June 30, 2019	$339,914	$198,110	$(3,923)	$194,187	$141,804	$3,923	$(2,237)	$143,490
For the Quarter Ended March 31, 2019	$350,389	$202,950	$(5,462)	$197,488	$147,439	$5,462	$(1,571)	$151,330
For the Quarter Ended December 31, 2018	$348,033	$193,920	$364	$194,284	$154,113	$(364)	$(140)	$153,609
For the Quarter Ended September 30, 2018	$321,715	$174,671	$(242)	$174,429	$147,044	$242	$321	$147,607
(1) Primarily interest expense/(income) on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	September 30, 2019			September 30, 2018
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$10,778,708	$89,163	3.3%	$7,776,334	$66,863	3.4%
Non-Agency RMBS	1,497,124	36,146	9.7%	1,186,945	29,213	9.8%
Non-Agency RMBS transferred to consolidated VIEs	459,508	34,228	29.8%	632,155	42,416	26.8%
Residential mortgage loans held for investment	12,017,663	168,142	5.6%	12,613,816	183,544	5.8%
Total	$24,753,003	$327,679	5.3%	$22,209,250	$322,036	5.8%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Repurchase agreements collateralized by:
Agency MBS (2)	$10,108,425	$64,589	2.6%	$6,720,205	$38,492	2.3%
Non-Agency RMBS (2)	980,242	8,800	3.6%	428,363	4,186	3.9%
Re-REMIC repurchase agreements	395,972	4,116	4.2%	621,042	6,681	4.3%
RMBS from loan securitizations	3,112,001	29,775	3.8%	2,465,678	25,449	4.1%
Securitized debt, collateralized by Non-Agency RMBS	141,997	1,821	5.1%	173,825	2,471	5.7%
Securitized debt, collateralized by loans	7,677,138	80,413	4.2%	8,938,962	97,150	4.3%
Total	$22,415,775	$189,514	3.4%	$19,348,075	$174,429	3.6%

Economic net interest income/net interest rate spread		$138,165	1.9%		$147,607	2.2%

Net interest-earning assets/net interest margin	$2,337,228		2.2%	$2,861,175		2.7%

Ratio of interest-earning assets to interest bearing liabilities	1.10			1.15

(1) Interest-earning assets at amortized cost
(2) Interest includes net cash paid/received on swaps

The table below shows our Net Income and Economic Net Interest Income as a percentage of average stockholders' equity and Core Earnings as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity.  Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Core Earnings are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended September 30, 2019	10.68%	13.88%	12.37%
For the Quarter Ended June 30, 2019	5.93%	14.49%	13.10%
For the Quarter Ended March 31, 2019	12.34%	15.81%	14.37%
For the Quarter Ended December 31, 2018	(10.80)%	16.13%	14.79%
For the Quarter Ended September 30, 2018	16.64%	15.61%	14.23%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands)
Balance, beginning of period	$514,095	$485,040	$505,763	$539,020	$540,269
Accretion of discount	(33,256)	(35,964)	(35,551)	(36,287)	(35,184)
Purchases	(13,772)	48,736	6,638	4,589	1,966
Sales and deconsolidation	1,536	409	127	(625)	(986)
Transfers from/(to) credit reserve, net	26,177	15,874	8,063	(934)	32,955
Balance, end of period	$494,780	$514,095	$485,040	$505,763	$539,020

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.